EXHIBIT (23)

                              Accountants' Consent



The Board of Directors
National Research Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-52143 and 333-52135) on Form S-8 of National Research Corporation of our report dated February 12, 1999, relating to the balance sheets of National Research Corporation as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 and all related schedules, which report appears in the December 31, 1998 annual report on Form 10-K of National Research Corporation. Our report refers to the Company's adoption of the American Institute of Certified Public Accountants Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use on January 1, 1998.


                                             /s/ KPMG Peat Marwick LLP


Lincoln, Nebraska
March 17, 1999